Exhibit 23.2

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Pavis Corp.

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement  to be filed on or about  January 2, 2008 of our Report of Independent Registered Accounting Firm dated February 2, 2007 related to the financial statements of Paivis Corp as of and for the years ended September 30, 2006 and 2005.

Jaspers + Hall, PC
Denver CO
January 2, 2008